UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2023

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2023, Lucid Diagnostics Inc. (the “Lucid Diagnostics” or the “Company”) entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Investor”), for the sale of a Senior Secured Convertible Notes in initial principal amount of up to $11,111,110 (the “Note”), in a private placement (the “Offering”). The Company expects to consummate the closing for the sale of the Note, which is subject to customary closing conditions, on or about March 21, 2023. The Company will not pay any selling commission to any party in connection with the Offering. The Note will be sold at an original issue discount of 10%.

The Company estimates that the net cash proceeds will be approximately $9.8 million from the issuance of the Note, after deducting the original issue discount and the estimated expenses of the Offering.

The Investor holds senior secured convertible notes issued by PAVmed Inc. (“PAVmed”), the Company’s parent, with an outstanding principal balance of $32.7 million. For more information, see the Current Report on Form 8-K filed by PAVmed on April 4, 2022.

SPA

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, the Company also agreed to the following additional covenants:

●	During the period through and including the 90th day after the maturity date of the Note (or such later date as is agreed between the parties), the Company may not issue any securities that would cause a breach of the Note, file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any securities other than the shares underlying the Notes or the Company’s Series A preferred stock, or issue, offer, sell, grant any option or right to purchase, or otherwise dispose of any equity or equity-linked or related security, any debt, any preferred stock (other than up to $6,375,000 shares of the Company’s Series A preferred stock) or any purchase rights, subject to certain exceptions, including issuances at a price greater than $5.00 per share.

●	So long as the Note remains outstanding, the Company will not effect or enter an agreement to effect any variable rate transaction.

●	The Company will hold a stockholder meeting, by no later than July 31, 2023, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of the Company’s common stock from 100 million to 200 million shares, and (ii) the issuance of shares of the Company’s common stock under the Notes for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market LLC (“Nasdaq”). The Company will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, under the SPA, the Company granted the purchasers in the Offering participation rights in future offerings of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, during the three years after the closing (or the date no Notes remain outstanding, if later) in an amount of up to 100% of the securities being sold in such offerings.

Pursuant to the SPA, the Company will enter into a voting agreement (each, a “Voting Agreement”) with its parent company PAVmed Inc. (“PAVmed”), which holds an aggregate of approximately 72% of the Company’s common stock, pursuant to which PAVmed will agree to vote the shares of the Company’s common stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

Convertible Note

As noted above, the issuance of the Note is subject to customary closing conditions. The form of Note that is an exhibit to the SPA contains the following terms and conditions, all of which are expected to be included in the Note when issued.

General. The Note will accrue interest at a rate of 7.875% per annum and will mature on the second anniversary of its issuance (the “Maturity Date”), subject to the right of the noteholders to extend the Maturity Date under certain circumstances. The Note is required to be senior to all the Company’s other indebtedness, other than certain permitted indebtedness.

Security. The Note will be secured by all the Company’s existing and future assets (including those of the Company’s significant subsidiaries), pursuant to a security agreement by and between the Company and the Investor (the “Security Agreement”).

Guaranty. The obligations under the Note will be guaranteed by all of the Company’s existing and future subsidiaries, pursuant to a guaranty by and between the Company’s subsidiaries and the Investor (the “Guaranty”).

Voluntary Conversion. All or any portion of the principal amount of the Note, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $5.00 per share, subject to certain adjustments.

Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined in the Note), a noteholder may alternatively elect to convert all or any portion of the Notes at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of 80% of the VWAP of the Company’s common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of the Company’s common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of the Company’s common stock as of the trading day immediately prior to the time of occurrence of the applicable event of default, and 80% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than the Floor Price (as defined in the Notes).

Installments. On the date that is six months after the Note’s issuance, on the 1st and 10th trading day of each calendar month thereafter, and on the Maturity Date (each, an “Installment Date”), the Company will make an amortization payment on each Note in an amount equal to the initial principal balance of the Note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus any amounts that have been deferred or accelerated to the applicable Installment Date (as described below), plus all accrued and unpaid interest and any late charges (the “Installment Amount”). Each amortization payment will be satisfied, at the Company’s election, in shares of the Company’s common stock, subject to certain customary equity conditions (including minimum price and volume thresholds) (the “Equity Conditions”), at 100% of the Installment Amount (an “Installment Conversion”) or otherwise (or at the Company’s option, in whole or in part) in cash at 115% of the Installment Amount (an “Installment Redemption”). If the Company effects an Installment Conversion, the Company will convert all or a portion of the Installment Amount into shares of the Company’s common stock at an installment conversion price per share equal to the lower of (i) the fixed conversion price then in effect and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii), not less than the Floor Price.

Deferral. A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date.

Acceleration. On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date (the “Installment Period”), a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an acceleration conversion price per share equal to the lower of (i) the installment conversion price for the most recent Installment Date, and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the acceleration date, but in the case of clause (ii), not less than the Floor Price.

Reallocation. A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lower of (x) the installment conversion price for the such Installment Date, and (y) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the reallocation date, but in the case of clause (y), not less than the Floor Price.

Change of Control. Upon a Change of Control (as defined in the Note), a noteholder may require the Company to redeem all, or any portion, of the Note at a price equal to 115% the greater of: (i) the outstanding value of the Notes; (ii) the underlying value of the shares then issuable upon conversion of the note (without regard to any limitation on conversion set forth in the Notes); and (iii) the Change of Control consideration attributable to underlying value of the shares then issuable upon conversion of the Note (without regard to any limitation on conversion set forth in the Note).

Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of the Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase or decrease the Maximum Percentage (which in no event may exceed 9.99%), provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

Nasdaq Limitation. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing any shares of common stock upon conversion of the Note or otherwise pursuant to the terms of the Note, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of the date of the SPA or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of Nasdaq.

Events of Default. The Note provides for certain Events of Default, including, among other things, any breach of the covenants described below and any failure of both Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, to serve as its Chief Executive Officer and Dennis McGrath, the Company’s Chief Financial Officer, to serve as its Chief Executive Officer or Chief Financial Officer. In connection with an Event of Default, the noteholder may require the Company to redeem all or any portion of the Note, in cash, at a price equal to the greater of (i) 132.5% of the conversion amount being redeemed and (ii) the number of shares issuable upon conversion of the conversion amount to be redeemed at the alternate conversion price (as defined in the Note) then in effect, multiplied by the greatest closing sale price of the Company’s common stock on any trading day during the period beginning on the date immediately before the Event of Default and ending on the date of redemption.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the Notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. The Company also will be subject to financial covenants requiring that (i) the amount of the Company’s available cash equal or exceed $5 million at all times, (ii) the ratio of (a) the outstanding principal amount of the Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that the Company’s market capitalization shall at no time be less than an amount to be agreed upon.

Registration Rights Agreement

In connection with the issuance of the Note, the Company will enter into a registration rights agreement in a form to be mutually agreed (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to the noteholder.

Additional Information

The form of Note, SPA, Security Agreement and the Guaranty are attached hereto as Exhibit 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The form of Note, SPA, Security Agreement and the Guaranty have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the form of Note, SPA, Security Agreement, Registration Rights Agreement and Voting Agreement are being made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2023, the Company issued a press release announcing financial results for its fiscal year ended December 31, 2022 and providing a business update. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes, and the shares of the Company’s common stock issuable upon conversion or in payment thereof, are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof, for the sale of securities not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.03 of this Current Report to the extent required.

Item 7.01. Regulation FD Disclosure.

The disclosure set forth under Item 2.02 is incorporated herein by reference.

The information furnished under Items 2.02 and 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1*	Form of Senior Secured Convertible Promissory Note.
10.1*	Form of Securities Purchase Agreement.
10.2*	Form of Security Agreement.
10.3*	Form of Guaranty.
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedule and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2023	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer